Exhibit 5.1

Yigal Arnon (1929-2014)

Dror Vigdor

Amalia Meshi

Amnon Lorch

Hagai Shmueli

Barry Levenfeld

David H. Schapiro

Hagit Bavly

Orna Sasson

Barak Tal

Shiri Shaham

Doron Tamir

Daniel Abarbanel

David Osborne

Gil Oren

Ronit Amir

Orly Tsioni

Mordehai Baicz

Barak Platt

Benjamin Horef

Yoran Gill

Asaf Eylon

Daniel Marcovici

Adrian Daniels

Yuval Shalheveth

Jacob Ben Chitrit

Peter Sugarman

Ben Sandler

Boaz Fiel

Joeri Kreisberg

Simon Weintraub
Ruth Loven

Yarom Romem

Adam Spruch

Yuval Bargil

Eliran Furman

Eran Lempert

Ofir Levy
Daniel Green

Hanital Belinson

Yoheved Novogroder
Oren Roth
Dror Varsano

Odelia Sidi

Shira Lahat

Ido Chitman

Aner Hefetz

David Akrish

Nir Rosner

Assaf Mesica

Liron Hacohen

Guy Fuhrer

Ezra Gross

David Roness

Eli Greenbaum

Lee Maor
Nimrod Vromen

Guy Sagiv

Micha Tollman

Shani Rapoport

Lior Gelbard
Keren Tal

Naftali Nir
Michal Sagmon

Hila Roth

Neta Goshen

Roy Masuri

Daphna Livneh

Tamar Gilboa

Yael Hoefler

Sagi Schiff

Lilach Grimberg

Adi Samuel

Netanella Treistman

Daniel Damboritz

Shlomi Schneider

Alona Toledano
Elad Offek

Yuval Shamir

Dana Heller

Yulia Lazbin

Joshua Lieberman
Liat Pillersdorf

Orly Rottenberg
Avi Anouchi

Shay Fahima
Sivan Gilron Dotan

Tomer Bar-Nathan
Evan Schendler
Lihi Katzenelson
Eyal Aichel
Shahar Uziely

Edan Regev
Yehudit Biton

Ohad Shalem
Gitit Ramot-Adler

Omri Schnaider

Rinat Michael
Adi Attar
Ivor Krumholtz

Daniella Milner
Harel Sinai

Amos Oseasohn

Guy Kortany

Goor Koren
Adi Daniel
Miriam Friedmann

Itamar Lippner

Roni Osborne

Ortal Zanzuri

Reut Sasson
Roey Sasson

Shir Eshkol

Nir Rodnizky

Noa Slavin
Guy Fatal
Shani Lorch

Ira Burshtein

Elichai Bitter
Itamar Cohen
Shai Margalit

Ofir Schwartz
Meital Singer
Yonatan Whitefield

Moshe Lankry
Shira Teger

Rachel Lerman

Ravid Saar

Debbie Shalit

Sophie Blackston
Eti Elbaz

Elad Morgenstern
Ron Ashkenazi

Dafna Raz

Sara Haber
Erez Leibovici

Ilan Akouka

Shlomit Bukaya

Yehonatan Cohen

David Shmulevitz

Tair Cherbakovsky

Ophir Dagan
Yael Meretyk Hanan

Dov Ehrman
Nataly Damary
Nava Rozolyo

Shiran Glitman

Michael Rosenblit
Gal Frenkel

Dani Weissberg

Lareine Khoury

Nohar Hadar

Shirley Youseri

Nitzan Kahana

Yahel Kaplan
Liad Kalderon

Shachar Hindi

Natalie Korenfeld

Moshe Pasker

Mazi Ohayon

Nitzan Fisher-Conforti

Victoria Savu
Derora Tropp

Amos Shiffman
Hila Amiel
Maytal Spivak

Avraham Schoen

Moshe Bazer

Or Lev

Or Karabaki

Elan Loshinsky

Eyal Sharf

Ron Shaham

Ariel Even

Daniel Gazit
Josh Hauser

Rebecca Hazan Of Counsel
Roy Keidar Of Counsel

Paul H. Baris (1934-2010)

Rami Kook

Nira Kuritzky

Eran Ilan

Tel Aviv | September 21, 2018

Cyren Ltd.

10 Ha-Menofim Street

Herzliya 4672561

Israel

Ladies and Gentlemen:

We have acted as counsel to Cyren Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the Registration Statement on Form F-3 (the “Registration Statement”), to be filed by the Company on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the proposed offer and sale by the Company from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of up to a $50,000,000 aggregate amount of any or all of the following securities (the “Securities”): (i) ordinary shares, par value NIS 0.15 per share, of the Company (“Ordinary Shares”); (ii) senior or subordinated notes, debentures or other evidences of indebtedness of the Company (“Debt Securities”); (iii) warrants of the Company to purchase Ordinary Shares or Debt Securities (“Warrants”); and (iv) subscription rights to purchase Ordinary Shares (“Subscription Rights”).

Each series of Debt Securities will be issued under a senior or subordinated note, debenture or other evidences of indebtedness of the Company, as applicable (the “Indenture”) between the Company and a senior or subordinated trustee, as applicable, named in the applicable Prospectus Supplement (each, a “Trustee”). The Warrants will be issued under a warrant agreement (the “Warrant Agreement”) between the Company and a warrant agent, named in the applicable Prospectus Supplement (the “Warrant Agent”). In connection with any offering of Subscription Rights, the Company may enter into a standby arrangement (the “Standby Agreement”) with one or more underwriters (the “Underwriters”) or other purchasers (the “Other Purchasers”), named in the applicable Prospectus Supplement, pursuant to which the Underwriters or Other Purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

1 Azrieli Center, Tel Aviv, 6702101 | Phone: +972-3-6087777 | Fax: +972-3-6087724
31 Hillel Street, Jerusalem, 9458131 | Phone: +972-2-6239239 | Fax: +972-2-6239233
www.arnon.co.il | info@arnon.co.il

In connection herewith, we have examined and relied without investigation as to matters of fact upon the Registration Statement and the exhibits thereto, and such certificates, statements and results of inquiries of public officials and officers and representatives of the Company and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, and the conformity with authentic original documents of all documents submitted to us as copies.

We also have assumed that: (1) at the time of execution, authentication, issuance and delivery of each series of Debt Securities, the related Indenture will be the valid and legally binding obligation of the applicable Trustee, enforceable against such party in accordance with its terms; (2) at the time of execution, issuance and delivery of any Warrants, the related Warrant Agreement will be the valid and legally binding obligation of the Warrant Agent, enforceable against such party in accordance with its terms, and (3) at the time of execution, issuance and delivery of any Subscription Rights, the related Standby Agreement will be the valid and legally binding obligation of the Underwriter or Other Purchaser, enforceable against such party in accordance with its terms.

We have assumed further that: (1) at the time of execution, authentication, issuance and delivery of each series of Debt Securities, the related Indenture will have been duly authorized, executed and delivered by the Company and the applicable Trustee; (2) at the time of execution, issuance and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company and the Warrant Agent; (3) at the time of execution, issuance and delivery of any Subscription Rights, the related Standby Agreement will have been duly authorized, executed and delivered by the Company and the Underwriter or Other Purchaser; and (4) at the time of the issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

To the extent that the opinions set forth herein relate to matters under the state laws of the State of New York, we have relied on the opinion of Greenberg Traurig, P.A., which is being filed as Exhibit 5.2 to the Registration Statement.

Based upon the foregoing, in reliance thereon and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein and the effectiveness of the Registration Statement under the Act, we are of the opinion that:

1. The Company is a corporation validly existing under the laws of the State of Israel.

2. With respect to the Ordinary Shares, assuming the taking of all necessary corporate action to authorize and approve the issuance of any Ordinary Shares, the terms of the offering thereof and related matters, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors and otherwise in accordance with the provisions of the applicable convertible Securities, if any, such Ordinary Shares will be validly issued, fully paid and non-assessable.

3. With respect to the Debt Securities, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters and (b) due execution, authentication, issuance and delivery of such Debt Securities upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors and otherwise in accordance with the provisions of the applicable Indenture, such Debt Securities will constitute valid and legally binding obligations of the Company.

4. With respect to the Warrants, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Warrants, the terms of the offering thereof and related matters and (b) due execution, authentication, issuance and delivery of such Warrants upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors and otherwise in accordance with the provisions of the applicable Warrant Agreement, such Warrants will constitute valid and legally binding obligations of the Company.

5. With respect to the Subscription Rights, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Subscription Rights, the terms of the offering thereof and related matters and (b) due execution, authentication, issuance and delivery of such Subscription Rights upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors and otherwise in accordance with the provisions of the applicable Standby Agreement, such Subscription Rights will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

1 Azrieli Center, Tel Aviv, 6702101 | Phone: +972-3-6087777 | Fax: +972-3-6087724
31 Hillel Street, Jerusalem, 9458131 | Phone: +972-2-6239239 | Fax: +972-2-6239233
www.arnon.co.il | info@arnon.co.il

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

(a) We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than Israel. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters.

(b) You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ Yigal Arnon & Co.
Yigal Arnon & Co.

1 Azrieli Center, Tel Aviv, 6702101 | Phone: +972-3-6087777 | Fax: +972-3-6087724
31 Hillel Street, Jerusalem, 9458131 | Phone: +972-2-6239239 | Fax: +972-2-6239233
www.arnon.co.il | info@arnon.co.il

- 3 -